UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 27, 2007
OPENTV CORP.
(Exact name of registrant as specified in its charter)

British Virgin Islands	001-15473	98-0212376

(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)
275 Sacramento Street
San Francisco, California 94111
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (415) 962-5000
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1: SEPARATION AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
     On June 27, 2007, OpenTV Corp. (the “Company”) entered into a Separation Agreement and General Release of all Claims (the “Separation Agreement”) with James Chiddix, the Company’s former Chief Executive Officer and Chairman. The purpose of the Separation Agreement is to modify the timing of severance payments made pursuant to Mr. Chiddix’s employment agreement dated March 23, 2004 (the “Employment Agreement”) in order to address issues raised by Section 409A of the Internal Revenue Code of 1986, as amended; to provide for the surrender of certain outstanding options granted to Mr. Chiddix to purchase the Company’s Class A ordinary shares; and to secure a general release of claims by Mr. Chiddix. The Separation Agreement provides that:
•	the Company will pay Mr. Chiddix (i) the severance payment provided in his Employment Agreement (which is equal to 12 months base salary ($475,781), less all appropriate withholding taxes) in a lump sum payment and (ii) a supplemental severance payment in the amount of $10,573, less all appropriate withholding taxes, in each case, as soon as administratively practicable after January 2, 2008;

•	Mr. Chiddix will surrender previously granted options to purchase One Million Five Hundred Thousand (1,500,000) Class A ordinary shares of the Company in exchange for a one-time payment of $167,219, less all applicable withholding taxes; and

•	Mr. Chiddix waived and relinquished any and all rights and claims under the Employment Agreement, and Mr. Chiddix entered into a general release of claims in favor of the Company.
     The Separation Agreement is included herein as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Separation Agreement is qualified, in its entirety, by reference to the full text thereof.
ITEM 5.02 Departure of Directors or Certain Officers; Election of Directions; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On June 27, 2007, immediately following the 2007 annual meeting of the Company’s shareholders, the board of directors of the Company appointed Eric J. Tveter to the board of directors of the Company. Mr. Tveter will fill the vacancy on the board created when Mr. David Wargo did not stand for re-election at the annual shareholder meeting. Mr. Tveter was also appointed as Chairman of the Audit Committee of the board of directors.
Item 9.01 Financial Statements And Exhibits.
(c) Exhibits
10.1 Separation Agreement, dated June 27, 2007, between OpenTV Corp. and James Chiddix.

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SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OPENTV CORP.
Date: July 3, 2007	By:	/s/ Shum Mukherjee
		Name:	Shum Mukherjee
		Title:	Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Separation Agreement, dated June 27, 2007, between OpenTV Corp. and James Chiddix.

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